Exhibit 5.1
June 8, 2009
Mueller Water Products, Inc.
1200 Abernathy Road, Suite 1200
Atlanta GA 30328
Ladies and Gentlemen:
          We have acted as counsel to Mueller Water Products, Inc., a Delaware corporation (the “Company”), the Delaware subsidiaries of the Company named on Schedule I hereto (each a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each a “Non-Delaware Guarantor,” collectively, the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Series A common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be senior, senior subordinated or subordinated (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (ix) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (x) units consisting of one or more of any of the Debt Securities, Guarantees, Securities Warrants (as defined below), Preferred Stock, Depositary Shares or Common Stock (the “Units”); and (xi) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Securities Warrants, the Depositary Shares and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.
     The Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).
     The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).
     The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.
     The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein.
     Each party to a Warrant Agreement, Deposit Agreement or Unit Agreement other than the Company is referred to hereinafter as a “Counterparty.”
     The Indenture, the Securities Warrant Agreements, the Deposit Agreements and the Unit Agreements are each referred to as a “Governing Instrument.”
     We have examined the Registration Statement, a form of the share certificate and the form of the Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (3) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.
     We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture will have been duly authorized, executed and delivered by the Company and the Delaware Guarantors. In addition, we have assumed that (1) at the time of execution, authentication, issuance and delivery of the Guarantees, the Indenture will have been duly authorized, executed and delivered by each Non-Delaware Guarantor in accordance with the law of its jurisdiction of formation and (2) execution, delivery and performance by each Non-Delaware Guarantor of the Indenture and the Guarantees will not violate the law of its jurisdiction of formation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).
          We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (2) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; and (3) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations in accordance with the Company’s Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt

Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     6. With respect to the Depositary Shares, assuming (a) the taking by the Board of Directors of all necessary corporate action to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the Deposit Agreement, (b) the due issuance and delivery of the Preferred Stock represented by the Depositary Shares to the Depositary and such Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.
     7. With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters by the Board, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable, (c) the Debt Securities and Securities Warrants that are components of any Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (d) the Guarantees that are components of any Units constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and (e) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP

SCHEDULE I
Anvil 1, LLC
Anvil 2, LLC
AnvilStar, LLC
Anvil International, LP
Fast Fabricators, LLC
Henry Pratt Company, LLC
Henry Pratt International, LLC
Hersey Meters Co., LLC
Hunt Industries, LLC
Hydro Gate, LLC
James Jones Company, LLC
J.B. Smith Mfg. Co., LLC
Milliken Valve, LLC
Mueller Financial Services, LLC
Mueller Group, LLC
Mueller Group Co-Issuer, Inc.
Mueller International, Inc.
Mueller International, L.L.C.
Mueller International Finance, Inc.
Mueller International Finance, L.L.C.
Mueller Service California, Inc.
Mueller Service Co., LLC
Mueller Technologies, LLC
U.S. Pipe Valve & Hydrant, LLC

SCHEDULE II
MCO 1, LLC
MCO 2, LLC
Mueller Co. Ltd.
United States Pipe and Foundry Company, LLC